UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2010

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The annual meeting of the shareholders of The Andersons, Inc. was held on May 7, 2010 to elect nine directors, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and to approve a change to the Articles of Incorporation to increase the number of authorized shares of common stock, no par value to 42,000,000 shares. Results of the voting follow:

Proposal 1 - Election of Directors:

Director	For	Against	Withheld	Non Votes
Michael J. Anderson	14,140,740	—	650,015	2,088,078
Gerard M. Anderson	12,309,463	—	2,481,293	2,088,078
Catherine M. Kilbane	14,486,166	—	304,590	2,088,078
Robert J. King, Jr.	14,382,181	—	408,575	2,088,078
Ross W. Manire	14,477,496	—	313,260	2,088,078
Donald L. Mennel	14,320,941	—	469,815	2,088,078
David L. Nichols	14,307,033	—	483,723	2,088,078
John T. Stout, Jr.	14,484,838	—	305,918	2,088,078
Jacqueline F. Woods	14,304,611	—	486,145	2,088,078

Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2010:

For:	16,433,530
Against:	207,990
Abstain:	237,314
Non Votes:	2,088,078

Proposal 3 – Proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, no par value to 42,000,000, with no change to the authorization to issue 1,000,000 preferred shares, no par value:

For:	14,574,656
Against:	2,053,373
Abstain:	250,805
Non Votes:	2,088,078

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

May 12, 2010	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: President and CEO